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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 2-81733, 33-3420, 33-31765, 33-64248 and 33-35592 of The Pep Boys - Manny, Moe
& Jack and subsidiaries on Form S-8 and Registration Statement Numbers 33-32857 and 33-39225 of The Pep Boys - Manny, Moe & Jack and subsidiaries on Forms S-3 of our report dated March 22, 1994, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack and subsidiaries for the year ended January 29, 1994.



DELOITTE & TOUCHE
Philadelphia, PA
April 21, 1994